CERTIFICATE OF SECRETARY


     The undersigned, being the duly elected Secretary of Variable Insurance Funds (the "Trust"), hereby certifies pursuant to Rule 483(b) under the Securities Act of 1933 that the following resolution was unanimously approved at the meeting of the Board of Trustees of the Trust held on April 23, 1997:

                    RESOLVED,  that the  Trustees  and officers of the Trust who may be required to execute the Trust's Registration Statement on Form N-1A and any amendments thereto be, and each of them hereby is, authorized to execute a power of attorney appointing Jeffrey
               L. Steele and Keith T. Robinson their true and lawful attorneys, to execute in their name, place and stead, in their capacity as Trustee or officer of the Trust, said Registration Statement and any amendments thereto, and all instruments necessary or incidental in connection therewith, and to file the same with the Securities and Exchange Commission; and said attorneys shall have the power to act thereunder and shall have full power of substitution and resubstitution; and said attorneys shall have full power and authority to do and perform in the name and on behalf of each of said Trustees and officers, or any or all of them, in any and all capacities, every act whatsoever requisite or necessary to be done in the premises, as fully and to all intents and purposes as each of said Trustees or officers, or any or all of them, might or could do in person, said acts of said attorneys, being hereby ratified and approved.


                                             /s/  Dana A. Gentile

                                             _____________________________


Date: April 23, 1997


SEAL